The expenses to be incurred by CMS Energy relating to the offering of $250,000,000 principal amount of its 4.25% Senior Notes due 2015, under CMS Energy’s Registration Statement on Form S-3 (Registration No. 333-153353) and a related prospectus supplement filed with the Securities and Exchange Commission and dated September 20, 2010 are estimated to be as follows:

Estimated Fees

SEC Registration Fee	$17,825.00
Services of Independent Registered Public Accounting Firms	90,000.00
Trustee Fees and Expenses	10,000.00
Legal Fees and Expenses	25,000.00
Rating Agency Fees	225,000.00
FINRA Fees	25,000.00
Printing and Delivery Expenses	25,000.00
Miscellaneous Expenses	55,000.00

Total $ 472,825.00